EXHIBIT 10.5

                                 April 30, 2005

Chardan China Acquisition Corp. III
625 Broadway
Suite 1111
San Diego, California 92101

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

            Re:      Initial Public Offering

Gentlemen:

            Chardan Capital Partners ("CCP"), a stockholder of Chardan China Acquisition Corp. II ("Company"), in consideration of EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

            1. If the Company solicits approval of its stockholders of a Business Combination, CCP will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

            2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), CCP will vote all Insider Shares owned by it in favor of the Company's decision to liquidate. Each of CCP and each officer, director or controlling person of CCP (each a "Control Person") hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim either may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

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            3. Neither CCP, any Control Person, any family member of any Control
Person, nor any affiliate ("Affiliate") of CCP or any Control Person will submit to the Company for consideration, or vote for the approval of, any Business
Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company's stockholders from a financial perspective.

            4. Neither CCP, any Control Person, any family member of any Control Person, nor any Affiliate of CCP or any Control Person will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that CCP (and each Control Person on behalf of CCP) shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

            5. Neither CCP, any Control Person, any family member of any Control Person, nor any Affiliate of CCP or any Control Person will be entitled to receive or accept a finder's fee or any other compensation in the event CCP, any Control Person, any family member of any Control Person or any Affiliate of CCP or any Control Person originates a Business Combination.

            6. CCP will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow
Agreement which the Company will enter into with CCP and an escrow agent acceptable to the Company.

            7. CCP's Questionnaire furnished to the Company and EBC and annexed as Exhibit A hereto is true and accurate in all respects. CCP represents and warrants that:

            (a) no Control Person is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

            (b) no Control Person has ever been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

            (c) no Control Person has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

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            8. CCP has full right and power,  without violating any agreement by which he is bound, to enter into this letter agreement.

            9. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

                                                     Chardan Capital Partners
                                                     ------------------------
                                                     Print Name of Insider


                                            By:      /s/
                                                     ------------------------
                                                     Name:
                                                     Title: